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                          INDEPENDENT AUDITOR'S CONSENT

The Board of Directors
Ambac Assurance Corporation

We consent to the incorporation by reference in the registration statement (No. 333-95349) of GreenPoint Mortgage Securities Inc. (the "Registrant") and the Prospectus Supplement of the Registrant (the "Prospectus Supplement") for the issuance of the GreenPoint Home Equity Loan Trust 2000-1 Class A-2 Notes, via the Form 8-K of the Registrant dated June 27, 2000, of our report dated January 21, 2000 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, which report appears in the Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 30, 2000 and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.



                                    /s/ KPMG LLP


New York, New York
June 27, 2000




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